                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


                                     among


                      TENNESSEE VALLEY STEEL CORPORATION,

                             TV ACQUISITION CORP.,

                            BAYOU STEEL CORPORATION,

                           BT COMMERCIAL CORPORATION


                                      and


                          NATIONSBANK N.A. (CAROLINAS)


                          Dated as of January 30, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----

1.  Definitions...................................................   1

2.  Purchase and Sale.............................................   5

3.  Purchase Price................................................   7

4.  Liabilities and Obligations...................................   9

5.  Obtaining of Approval Order; Closing..........................   9

6.  Deliveries at Closing.........................................  10

7.  Representations and Warranties of Seller......................  11

8.  Representations and Warranties of Buyer.......................  15

9.  Covenants of Buyer and Seller.................................  15

10.  Conditions to Buyer's Obligation to Effect Closing...........  18

11.  Conditions to Seller's Obligation to Effect Closing..........  20

12.  Termination; Effect of Termination...........................  21

13.  Employees....................................................  21

14.  Survival of Representations and Warranties; Indemnification..  22

15.  Jurisdiction.................................................  24

16.  Collection of Accounts Receivable; Mail......................  24

17.  Miscellaneous................................................  25

                             SCHEDULES AND EXHIBITS
                             ----------------------


Exhibits
- --------

A    Approval Order

B    Escrow Agreement

C    Voluntary Consent Order

D    Opinion of Seller's Counsel

E    Opinion of Buyer's Counsel


Schedules
- ---------

1(a)   Title Commitment
1(b)   Real Property Description
3(b)   Certain Accounting Procedures
7(b)   Conflicts with Contracts
7(d)   Executory Contracts; Assigned Contracts
7(e)   Current Balance Sheet
7(f)   Fixtures and Equipment
7(h)   Litigation
7(i)   Certain Changes in the Business
7(j)   Benefit Plans
7(l)   Compliance with Law and Environmental Protection
7(m)   Products Liability
7(o)   Permits
10(f)  Notices Pursuant to the Scheduling Order

                            ASSET PURCHASE AGREEMENT

          AGREEMENT, dated as of January 30, 1995, among TENNESSEE VALLEY STEEL CORPORATION, a Tennessee corporation, having an office at P. O. Box 328, Rockwood, Tennessee 37854 ("Seller"), TV ACQUISITION CORP., a Delaware corporation, having an office at c/o Bayou Steel Corporation, P. O. Box 5000, La Place, Louisiana 70069-1156 ("Buyer"), BAYOU STEEL CORPORATION, a Delaware corporation, having an office at P.O. Box 5000, La Place, Louisiana 70069-1156 ("Parent"), BT COMMERCIAL CORPORATION, a Delaware corporation, having an office at 14 Wall Street, New York, New York 10005 ("Bankers Trust") and NATIONSBANK, N.A. (CAROLINAS), a national banking association, having an office at 100 North Tryon Street, Charlotte, North Carolina 28255 ("NationsBank"; and together with Bankers Trust, the "Banks").

                               R E C I T A L S :

          Seller has engaged in the business of producing rebar and other steel products (the "Business").

          Seller filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (as hereinafter defined) with the United States Bankruptcy Court for the Eastern District of Tennessee (the "Bankruptcy Court") on November 11, 1994 (the "Bankruptcy Petition"). The Bankruptcy Court has jurisdiction over the Seller's chapter 11 case, Case Number 94-32813.

          Seller desires to sell to Buyer substantially all of its assets and to assign to Buyer certain executory contracts and unexpired leases, and Buyer desires to purchase from Seller such assets and assume such contracts and unexpired leases, all free and clear of any and all Liens (as hereinafter defined).

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

1. DEFINITIONS

          For all purposes of this Agreement, except as otherwise expressly provided herein,

          (a) the terms defined in this Section 1 include the plural as well as the singular,

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them under GAAP,

          (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Paragraph or other subdivision, and

          (e) the words "include," "including" and other words of similar import mean "include, without limitation" or "including, without limitation," regardless of whether any reference to "without limitation" or words of similar import is made.

          (f)  As used in this Agreement, the following definitions shall apply:

     "Accounts Receivable" has the meaning assigned to such term in Section
      -------------------
2(a)(v).

     "Adjusted Purchase Price" has the meaning assigned to such term in Section
      -----------------------
3(a).

     "Agreement" means this Asset Purchase Agreement, including all
      ---------
exhibits and schedules hereto, as the same may be amended or supplemented from time to time.

     "Approval Order" means, collectively, orders of the Bankruptcy Court,
      --------------
substantially in the forms attached as Exhibit A and Exhibit A1, or, if
                                       ---------     ----------
otherwise, in form and substance reasonably satisfactory to Buyer, approving and ratifying this Agreement and authorizing Seller to consummate the transactions contemplated hereby, and ordering that (i) the Assets sold to Buyer pursuant to this Agreement, are free and clear of all Liens, such Liens to attach to the Adjusted Purchase Price payable pursuant to Section 3; (ii) Buyer has acted in good faith within the context of Section 363(m) of the Bankruptcy Code; (iii) Buyer is not acquiring any of Seller's liabilities except as expressly provided in this Agreement; (iv) Buyer is not a successor of Seller and Buyer shall be subject to no successor liability claims, and except with respect to claims expressly assumed by Buyer pursuant to this Agreement, all Persons are enjoined from in any way pursuing Buyer by suit or otherwise to recover on any claim which it had, has or may have against Seller or the Assets; and (v) all Assigned Contracts are assumed by Seller and assigned to Buyer pursuant to
Section 365 of the Bankruptcy Code (in accordance with Section 2(c)).

     "Assets" has the meaning assigned to that term in Section 2(a).
      ------

     "Assigned Contracts" has the meaning assigned to that term in Section 2(c).
      ------------------

     "Assigned Permits" has the meaning assigned to such term in Section
      ----------------
2(a)(xi).

     "Assumed Obligations" has the meaning assigned to that term in Section
      -------------------
4(b).

     "Bank Representative" has the meaning assigned to such term in Section
      -------------------
17(m).

     "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.
      ---------------
Section 101 et seq., commonly known as the Bankruptcy Code, as it may be amended
            -- ---
from time to time.

     "Bankruptcy Court" has the meaning assigned to that term in the Recitals to
      ----------------
this Agreement.

     "Bankruptcy Petition" has the meaning assigned to that term in the Recitals
      -------------------
to this Agreement.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which the Bankruptcy Court is closed.

     "Benefit Plan" means any bonus, deferred compensation, pension, profit-
      ------------
sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan (as defined in Section 3(3) of ERISA), whether formal or informal.

     "Business" has the meaning assigned to that term in the Recitals to this
      --------
Agreement.

     "Closing" means the closing of the purchase and sale of the Assets pursuant
      -------
to this Agreement.

     "Closing Date" means the time and date of the Closing determined pursuant
      ------------
to Section 5.

     "Closing Payment" has the meaning assigned to that term in Section
      ---------------
3(a)(ii).

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Contract" means any contract, agreement, arrangement, bond, commitment,
      --------
franchise, indemnity, indenture, instrument, lease, license or other understanding, whether written or oral.

     "Cure Amounts" has the meaning assigned to such term in Section 7(d).
      ------------

     "Current Balance Sheet" has the meaning assigned such term in Section 7(e).
      ---------------------

     "Environmental Claim Termination Date" has the meaning assigned to such
      ------------------------------------
term in Section 14(d).

     "Equipment" has the meaning assigned to that term in Section 2(a)(i).
      ---------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Escrow Agent" means Chemical Bank, having an office at 450 West 33rd
      ------------
Street, New York, New York 10001.

     "Escrow Agreement" means the escrow agreement dated as of the date hereof
      ----------------
among Buyer, Seller and the Escrow Agent in the form of Exhibit B hereto.
                                                        ---------

     "Excluded Assets" has the meaning assigned to such term in Section 2(b).
      ---------------

     "GAAP" means generally accepted accounting principles in the United States,
      ----
consistently applied.

     "Governmental Authority" means any government or any agency, bureau,
      ----------------------
commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Holdback Amount" has the meaning assigned to such term in Section 3(a).
      ---------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the related regulations.

     "Inventory" has the meaning assigned to that term in Section 2(a)(ii).
      ---------

     "Lien" means any claim, charge, easement, encumbrance, security interest,
      ----
lien, option, pledge, right of others, or restriction (whether on voting, sale, transfer, disposition or otherwise) (including any and all "claims" as defined in Section 101(5) of the Bankruptcy Code and any and all rights and claims under any bulk transfer statutes and similar laws) in or with respect to any of the Assets, whether arising by agreement, by statute or otherwise and whether arising prior to, on or after the date of the filing by Seller of the Bankruptcy Petition (including any options or rights to purchase such Assets, any mechanic's or tax liens, and liens or encumbrances securing liabilities or obligations not assumed by Buyer hereunder, but excluding any liens, easements or other restrictions set forth in the Title Commitment attached as Schedule
                                                                    --------
1(a) hereto).
- ----

     "Loss" means any cost, damage, injury, diminution in value, disbursement,
      ----
expense, liability, loss, claim, deficiency or penalty of any kind or nature, including interest, penalties, and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims.

     "Order" means any decree, injunction, judgment, order, ruling or writ of
      -----
any Governmental Authority.

     "Permits" means licenses, permits, franchises, approvals, authorizations,
      -------
certificates of authority, and orders, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
trust, association, unincorporated organization, other entity, or governmental body or subdivision, agency, commission or authority thereof.

     "Purchase Price" means $30,500,000.
     --------------

     "Real Property" means all real property owned by Seller, including the real
      -------------
property legally described in Schedule 1(b), together with all buildings,
                              -------------
structures, installations, fixtures and other improvements appurtenant thereto or situated thereon and all other rights, interests and appurtenances of Seller pertaining thereto.

     "Real Property Leases" means those real property leases set forth on
      --------------------
Schedule 7(d).
- -------------

     "SAMCO Contract" means the agreement between the Seller and Southern Alloys
      --------------
& Metals Corporation, dated December 30, 1992.

     "Scheduling Order" means the Procedural Order Relative to Debtor's
      ----------------
Contemplated Motion to Sell Substantially All of its Assets, dated December 9, 1994, entered by the Bankruptcy Court in the matter "In re Tennessee Valley Steel Corp.; Debtor."

     "Subsidiary" means, with respect to any specified Person, any other Person
      ----------
(a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

     "Survival Termination Date" has the meaning assigned to such term in
      -------------------------
Section 14(a).

     "Voluntary Consent Order" means the Consent Agreement and Order by and
      -----------------------
between the Tennessee Department of Environment and Conservation and Seller and Southern Alloys and Metal Corporation, attached as Exhibit C hereto.
                                                   ---------

2. PURCHASE AND SALE

     (a)  The Assets.  Subject to the terms and conditions of this Agreement, on
          ----------
the Closing Date Seller shall sell, transfer, assign and deliver to Buyer, free and clear of any and all Liens, and Buyer shall purchase and acquire from Seller, free and clear of any and all Liens, all right, title and interest of Seller in and to all of the assets of Seller as of the Closing Date (other than the Excluded Assets), including the following assets (collectively, the "Assets"):

         (i) All machinery, equipment, vehicles, furniture, furnishings, fixtures, operating equipment, supplies and tools, computer hardware and all parts, spares and accessories thereof and accessions thereto, owned by Seller (collectively, the "Equipment");

         (ii) All inventories (including scrap inventory, billet inventory, materials inventory, raw materials and other supplies, work-in-progress, in-transit inventory, rolls, spare parts, shipping supplies and finished goods) owned by Seller, including all returns after the Closing Date (collectively, the "Inventory");

        (iii) All of the names (other than the name "Tennessee Valley Steel"), trademarks, trade names, service marks and copyrights, logos, slogans, patents (including any and all applications, registrations, extensions and renewals thereof) and any other intellectual property, trade secrets, technical data, processes, product information and know-how of Seller, together with all associated goodwill;

         (iv) All customer and mailing lists of Seller, and existing telephone numbers, telecopier numbers and telex numbers used by Seller at any of its places of business;

          (v) All accounts receivable, notes receivable, trade accounts, security deposits and other debts due or accruing to Seller and the full benefit of all security interests granted by third parties to secure any such debts to Seller (collectively, "Accounts Receivable");

         (vi)   All outstanding
orders for the purchase of goods or services by or from Seller;

        (vii) All invoices, bills of sale and other instruments and documents evidencing Seller's title to assets that are in the possession of Seller;

       (viii) All data processing systems, computer software, books, records, files, data bases, specifications, manuals and other papers and information of Seller (including any and all accounting books and records);

         (ix) All stationery and other imprinted material and office supplies, and packaging and shipping materials of Seller;

          (x)   All rights of Seller under the Assigned Contracts;

         (xi)   Those Permits of Seller designated on Schedule 7(o) as "Assigned
                                                      -------------
Permits";

        (xii)   The Real Property; and

        (xiii) All cash and cash equivalents on hand and in bank accounts.

          Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
in this Agreement, the Assets do not include the following assets (the "Excluded Assets"):

     (i) the corporate seals, minute books, stock record books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller;

     (ii) Contracts not constituting Assigned Contracts;

    (iii) Permits not constituting Assigned Permits;

     (iv) Seller's confidential personnel files; and

     (v) claims or actions of Seller against third Persons under any of Sections 542-550 of the Bankruptcy Code.

          Contracts.  Set forth on Schedule 7(d) is a list of all Contracts to
          ---------                -------------
which Seller is a party. Those Contracts which Buyer desires to have Seller assign to it have been designated as "Assigned Contracts" on such Schedule. In
                                                                  --------
addition, Buyer shall have the right, exercisable in its sole discretion, to amend Schedule 7(d) no later than five Business Days
      -------------
prior to the hearing on the Approval Order to designate additional Contracts as Assigned Contracts or to provide that any Contracts previously designated "Assigned Contracts" not be assigned to it; provided, that in no event will
                                            --------
either the SAMCO Contract or the Environmental Remediation Agreement, dated as of December 30, 1992, among Seller, Southern Alloys and Metals Corporation and The Morgan Stanley Leveraged Equity Fund II, L.P. be designated as an Assigned Contract. At the Closing, Buyer shall acquire free and clear of any and all Liens all right, title and interest of Seller in and to all Contracts designated as Assigned Contracts in accordance with the foregoing.

3. PURCHASE PRICE

               Amount of Purchase Price.   In consideration of the sale and
               ------------------------
transfer of the Assets (in addition to the assumption by Buyer of the Assumed Obligations pursuant to Section 4), subject to the terms and conditions of this Agreement, Buyer shall pay to Seller an amount in cash equal to the Purchase Price less the sum of all Cure Amounts (as defined in Section 7(d)). The Purchase Price will be subject to decrease pursuant to any adjustment in accordance with Section 3(b) (the "Adjusted Purchase Price"). The Purchase Price shall be payable as follows:

     (i) Within one Business Day after entry of the Approval Order by the Bankruptcy Court, Buyer shall pay to the Escrow Agent by federal funds wire transfer the sum of $1,000,000 (the "Deposit") to be held in escrow subject to the terms of the Escrow Agreement;

     (ii) On the Closing Date, Buyer shall pay by federal funds wire transfer the Purchase Price less the Deposit and less the sum of all Cure Amounts, as follows:

          A. $8,500,000 to the Escrow Agent to be held in escrow subject to the terms of the Escrow Agreement (such amount, together with the Deposit, being referred to herein as the "Escrow Fund"); and

          B. the remaining balance to the Seller (or such other party or parties as the Bankruptcy Court may direct) (the "Closing Payment"); and

          (iii) Following determination of the Adjusted Purchase Price in accordance with Section 3(b), the Escrow Agent shall pay an amount equal to the Adjusted Purchase Price less (x) the Closing Payment, (y) all Cure Amounts, and
(z) $3,000,000 to be retained and disbursed pursuant to Section 14 ((z) being referred to herein as the "Holdback Amount"), together with interest or other earnings on such amount, to the Seller (or to such other party or parties as the Bankruptcy Court may direct) in accordance with the Escrow Agreement. Simultaneously with the payment in accordance with the preceding sentence, any remaining portion of the Escrow Fund (other than the Holdback Amount) shall be paid to Buyer. All such payments shall be made by federal funds wire transfer.

      Adjustments.   (i) As promptly as practicable after the Closing, Buyer
      -----------
shall conduct an examination (including a physical inventory) of the Assets as of the Closing Date and, on the basis thereof, Buyer shall prepare and deliver to Seller and the Banks, within 35 days following the Closing Date, a schedule (the "Closing Date Schedule") setting forth the book value of the Assets as of the Closing Date (the "Closing Date Value"). The Closing Date Schedule shall be prepared in accordance with GAAP and in accordance with Schedule 3(b). Each of
                                                        -------------
the Seller and the Banks shall be entitled to have its representatives present to observe the examination of the Assets, and both Buyer and Seller shall be entitled to have a firm of independent public accountants present to observe the examination of Assets. The fees and expenses of each firm of independent accountants shall be paid by the party engaging such firm.

     (ii) In the event Seller or the Banks are in disagreement with the Closing Date Schedule, each specific item of disagreement shall be set forth in a notice (the "Notice of Disagreement") delivered to Buyer within seven Business Days from the receipt of the Closing Date Schedule. If such items of disagreement remain unresolved ten days after receipt by Buyer of the Notice of Disagreement, such items of disagreement shall be submitted to the Bankruptcy Court for resolution.

    (iii) If (A) the book value of the Assets as set forth on the Current Balance Sheet exceeds (B) the Closing Date Value as determined in accordance with clauses (i) and (ii) above, the Purchase Price shall be reduced by the dollar amount of such excess.

          Allocation of the Adjusted Purchase Price.  Buyer and Seller agree to
          -----------------------------------------
allocate the Adjusted Purchase Price among the Assets for the purposes of the requirements of Code Section 1060 and the Regulations thereunder and for all other tax purposes. The parties agree that Buyer shall determine such allocation; provided that, in the event
                                                  --------
any proposed allocation adversely affects the "allowed secured claim" (under
Section 506 of the Bankruptcy Code) of the Banks in the Seller's chapter 11 case, the consent of the Banks shall be required with respect to any such allocation. In furtherance thereof, Buyer shall provide a statement of such proposed allocation to the Banks no later than five Business Days prior to the hearing on the Approval Order. If the Banks do not object to such proposed allocation prior to such hearing, Buyer shall allocate the Adjusted Purchase Price among the classes of assets set forth in Section 1060 of the Code and the Regulations thereunder in accordance with such statement. The parties agree to file IRS Form 8594 (or any substitute thereunder) consistent with such approved allocation when required by applicable law. Any disputes asserted by any party in interest regarding the allocation of the Adjusted Purchase Price shall be submitted to the Bankruptcy Court for resolution.

 LIABILITIES AND OBLIGATIONS

          Non-Assumption of Liabilities.  Except as expressly set forth in this
          -----------------------------
Section 4, Buyer is not assuming, and shall have no responsibility or obligation whatsoever for, any liability or obligation of Seller.

          Assumed Obligations.  At the Closing, Buyer shall assume all of
          -------------------
Seller's obligations arising from and after the Closing Date under all of the Assigned Contracts. Prior to the assignment by Seller to Buyer of each of the Assigned Contracts, Buyer shall pay or resolve all Cure Amounts (as defined in Section 7(d); the Cure Amounts, together with the other obligations to be assumed by Buyer pursuant to this Section 4(b), being referred to herein as "Assumed Obligations").

 OBTAINING OF APPROVAL ORDER; CLOSING

          Obtaining Order.  Within two Business Days following the date hereof
          ---------------
and after giving reasonable advance notice to Buyer, Seller shall file an application with the Bankruptcy Court for the Approval Order. Seller shall use its best efforts to obtain the Approval Order, subject to its obligations under the Bankruptcy Code.

          Closing.  If the Approval Order is entered, then, subject to the
          -------
satisfaction or waiver by the parties of the conditions to their respective obligations to effect the Closing set forth in Sections 10 and 11, the Closing shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022 at 10:00 a.m. (New York City time) on the third Business Day after satisfaction or waiver of the conditions precedent to the Closing set forth in Sections 10 and 11, or at such other place, date and time as the parties may agree.

6. DELIVERIES AT CLOSING

           Deliveries by Seller.  At the Closing, Seller shall deliver, or cause
           --------------------
to to be delivered (in addition to any other instruments required by Section 10 or otherwise by this Agreement to be delivered by Seller at the Closing), to Buyer the following (in form and substance reasonably satisfactory to Buyer):

          (i) a duly executed bill of sale and assignment or other appropriate instruments transferring title to and interest in all of the Assets to Buyer;

          (ii) limited warranty deed, owner's affidavit and other instruments or documents as Buyer may reasonably request to fully effect transfer of the Real Property from Seller to Buyer;

          (iii)  a certified copy of the Approval Order;

          (iv)   possession of all of the Assets;

          (v) notices executed by Seller, addressed to (A) each obligor with respect to the Accounts Receivable as of the Closing Date and (B) each non-Seller party to the Assigned Contracts, notifying such obligor or party of the Seller's assignment to Buyer of such Accounts Receivable or Assigned Contract, as the case may be, and directing such obligor or party to make any payments to Buyer of such Accounts Receivable for which it is the obligor or any fees or other amounts payable under the Assigned Contracts, as the case may be;

          (vi) evidence reasonably satisfactory to Buyer of compliance with the notice provisions set forth in the Scheduling Order and in the Approval Order;

          (vii)  true and correct copies of the Permits listed on Schedule 7(o)
                                                                  -------------
and copies of all consents or other authorizations obtained by Seller in order to assign the Assigned Contracts and the Assigned Permits to Buyer; and

          (viii) such other instruments or documents as Buyer may reasonably request to fully effect the transfer of the Assets and to confer upon Buyer the benefits contemplated by this Agreement.

          (b)    Deliveries by Buyer.  At the Closing, Buyer shall deliver, or
                 -------------------
cause to be delivered (in addition to any other instruments required by Section 11 or otherwise by this Agreement to be delivered by Buyer at the Closing), to Seller or the Escrow Agent, as applicable, the following:

          (i) the Purchase Price less the sum of (x) Deposit and (y) all Cure Amounts, payable in the manner described in Section 3(a); and

          (ii) a duly executed assumption of liabilities in form and substance reasonably satisfactory to Seller, whereby Buyer will assume and agree to pay, perform and discharge the Assumed Obligations.

7. REPRESENTATIONS AND WARRANTIES OF SELLER

          (a) Seller represents and warrants (both as of the date of this Agreement and as of the Closing Date) to Buyer as follows:

          Organization of Seller; Authorization.  Seller is a corporation duly
          -------------------------------------
organized, validly existing and in good standing under the laws of the State of Tennessee with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly and validly executed by Seller and, subject to the entering of the Approval Order by the Bankruptcy Court, constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

          (b) No Conflict as to Seller.  Neither the execution and delivery of
              ------------------------
this Agreement nor the consummation of any or all of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Seller or (ii) except as set forth on Schedule 7(b), violate, be in conflict with, or
                       -------------
constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any Contract to which Seller is party or (iii) violate any statute or law or any Order, regulation or rule of any court or other Governmental Authority applicable to Seller.

          (c) Consents and Approvals of Governmental Authorities. Other than the
              --------------------------------------------------
entering of the Approval Order by the Bankruptcy Court and the expiration or early termination of the waiting period under the HSR Act, to the best knowledge of Seller no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (d) Schedule 7(d) lists all executory Contracts to which Seller is a
              -------------
party.   Schedule 7(d) also lists all amounts required to cure all defaults
         -------------
under the Assigned Contracts so as to permit the assumption and assignment of such Assigned Contracts pursuant to Section 365 of the Bankruptcy Code (the "Cure Amounts") with respect to each of such Assigned Contracts; such Cure Amounts represent the amount determined by Seller to be amounts required to be paid in order to assume and assign such executory Contracts under Section 365 of the Bankruptcy Code. The Seller represents and warrants the accuracy of any Cure Amounts determined by it. Copies of all written Contracts and written descriptions of all oral Contracts listed on Schedule 7(d) have been delivered
                                             -------------
to Buyer on or prior to the date of this Agreement. All of the Contracts listed in Schedule 7(d) (except as otherwise provided on such Schedule) are valid,
   -------------
binding and enforceable in accordance with their terms, and are in full force and effect. Except as set forth in Schedule 7(d) and except for defaults of the
                                    -------------
type referred to in Section 365(b)(2) of the Bankruptcy Code, there are no defaults (or events that, with notice or lapse of time or both, would constitute a default) by Seller or any other party under any of the Contracts listed on Schedule 7(d).
                                                               -------------

          (e) Financial Statements. Seller has delivered to Buyer: (a) an
              --------------------
audited balance sheet of Seller as at December 31, 1992, and audited statements of income and cash flows for the fiscal year then ended, together with the report thereon of Ernst & Young, including in each case the notes thereto, (b) an unaudited balance sheet of Seller as at December 31, 1993, and unaudited statements of income and cash flows for the fiscal year then ended, including in each case the notes thereto, and (c) the unaudited balance sheet of Seller as at October 31, 1994 attached as Schedule 7(e) (the "Current Balance Sheet"), and unaudited statements of income and cash flows for the 10 month period then ended. The "assets" portion of the Current Balance Sheet is true, complete and accurate and fairly presents the assets of Seller as at October 31, 1994, and, to the best knowledge of Seller, such other financial statements and notes are true, complete and accurate in all material respects and fairly present the assets, liabilities, financial condition and results of operations of Seller as at the respective dates and for the periods therein referred to.

          (f) Fixtures and Equipment. Set forth on Schedule 7(f) is a complete
              ----------------------               -------------
and correct list of all Equipment (including fixtures). Except as set forth on
Schedule 7(f), all of the Equipment (including fixtures) is in the same
- -------------
operating condition and repair as at November 11, 1994, ordinary wear and tear excepted.

          (g) Real Property.
              -------------

          (i) Except as set forth on Schedule 1(a), to the best knowledge of
                                     -------------
Seller, there are no variances, special exceptions, conditions or agreements pertaining to the Real Property or the real property subject to the Real Property Leases imposed or granted by or entered into by Seller, with or enforceable by any Governmental Authority, and, except for the Voluntary Consent Order, no notice from any Governmental Authority has been received by the Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, the Real Property or the real property subject to the Real Property Leases.

          (ii) The Real Property has connections to sanitary, sewer (or septic, drain field or similar facility), storm sewer, water, electricity, gas and telephone and, to the best knowledge of the Seller, there are no existing circumstances or conditions which would result in termination of such access or connections for any significant period of time.

          (iii) Neither the whole nor any portion of the Real Property is subject to any governmental decree or order to be sold or is being condemned by any Governmental Authority or other Person with or without payment of compensation therefor, nor, to the best knowledge of Seller, has any such condemnation been proposed.

          (h) Litigation.  Except as set forth in Schedule 7(h), and except for
              ----------                          -------------
Seller's case pending in the Bankruptcy Court under the Bankruptcy Code, there is no action, suit, inquiry, proceeding or investigation by or before any court or other Governmental Authority pending or, to the best knowledge of Seller, threatened against or involving Seller or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, nor to the best knowledge of Seller is there any valid basis for any such action, proceeding or investigation.

          (i)  Absence of Certain Changes.  Except as set forth in Schedule
               --------------------------                          --------
7(i), since November 11, 1994, Seller has not

          (i) suffered the damage, deterioration or destruction of any of its properties or the Assets (whether or not covered by insurance) or made any disposition of any of its properties or the Assets, other than Accounts Receivable and Inventory;

          (ii)  disposed of any records related to the Assets or the Business;

          (iii) waived, released or permitted to expire any claim held by it or any material obligation owed to it under any Assigned Contract; or

          (iv) agreed or otherwise committed, whether in writing or otherwise, to do any of the foregoing.

          (j)   ERISA. Seller has delivered to Buyer copies of, and Schedule
                                                                    --------
7(j) lists, all Benefit Plans of Seller that are employee benefit plans (as
- ----
defined in Section 3.3 of ERISA) and any related trust agreements (collectively, "ERISA Plans"). Seller has also delivered to Buyer copies of, and Schedule 7(j)
                                                                  -------------
lists (a) the most recent Internal Revenue Service determination letter relating to each of the ERISA Plans (and none of the ERISA Plans has been amended or modified since the date of the determination letter relating to it and each of the ERISA Plans has been operated in accordance with the description contained in such determination letter), (b) the most recent annual report (Form 5500 Series) and accompanying schedules of each of the ERISA Plans filed with the Department of Labor pursuant to ERISA, and (c) the most recent valuation report of the administrator of the Plan. No reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the ERISA Plans. None of the ERISA Plans is a multi-employer plan (as defined in section 3(37) of ERISA) and no Seller has any actual or potential liability with respect to any multi-employer plan or a past or present withdrawal therefrom.

          (k) Compliance with Law. Except as set forth on Schedule 7(l), (i) to
                                                          -------------
the best knowledge of Seller, the operations of Seller have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Authorities having jurisdiction over Seller and applicable to the Assets, (ii) Seller has complied in all respects with the Voluntary Consent Order and (iii) other than the

Voluntary Consent Order, Seller has not received any notification of any asserted present or past failure by Seller to comply with any such laws, rules or regulations (which failure has not been remedied).

          (l) Environmental Protection.  Except as set forth in Schedule 7(l),
              ------------------------                          -------------
Seller has obtained all Permits which are required with respect to Seller under all applicable laws, regulations and other requirements of Governmental Authorities relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances or wastes. Except as set forth in Schedule 7(l), Seller
                                                         -------------
is in full compliance with all terms and conditions of the required Permits, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, Order, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Sched ule 7(l), Seller is not aware of, nor has Seller
                       --------------
received notice from any source of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or waste.

          (m) Products Liability. Except as set forth in Schedule 7(m), there is
              ------------------                         -------------
no action, suit, inquiry, proceeding or investigation by or before any court or other Governmental Authority pending or, to the best knowledge of Seller threatened against or involving Seller relating to any product alleged to have been manufactured or sold by Seller and alleged to have been defective, or improperly designed or manufactured, nor to the best knowledge of Seller is there any valid basis for any such action, proceeding or investigation.

          (n) Books and Records. All of the books of account and other records
              -----------------
of Seller (except for those described in Section 2(b)(iv)) have been or will be made available to Buyer. To the best knowledge of Seller, such books and records are complete and correct in all material respects.

          (o) Permits.  Set forth on Schedule 7(o) is a complete list of all of
              -------                -------------
Seller's Permits. Except as set forth on Schedule 7(o), such Permits represent all Permits required by any Governmental Authority with jurisdiction over the Assets to own and operate the Assets in connection with the Business in the same manner as operated prior to November 11, 1994 (other than the operation of the meltshop).

          (p) Subsidiaries.  Seller has no Subsidiaries.
              ------------

          (q) All Necessary Assets.  Except for the Excluded Assets, the Assets
              --------------------
include all rights, properties and other assets necessary to conduct the Business in all material respects in the same manner as the Business was conducted by Seller prior to November 11, 1994.

8. REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants (both as of the date of this Agreement and as of the Closing Date) to Seller as follows:

          (a) Organization of Buyer; Authorization.  Buyer is a corporation duly
              ------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed by Buyer and, subject to the entering of the Approval Order by the Bankruptcy Court, constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

          (b) No Conflict as to Buyer. Neither the execution and delivery of
              -----------------------
this Agreement nor the consummation of any or all of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of Buyer or (ii) violate, be in conflict with, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default, under any material Contract to which Buyer is party (except for any violations, conflicts or defaults which have been or will be waived) or (iii) violate any statute or law or any Order, regulation or rule of any court or other Governmental Authority applicable to Buyer.

          (c) Litigation.  There is no action, suit, inquiry, proceeding or
              ----------
investigation by or before any court or other Governmental Authority pending or, to the best knowledge of Buyer, threatened against or involving Buyer which questions or challenges the validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby, nor to the best knowledge of Buyer is there any valid basis for any such action, proceeding or investigation.

9. COVENANTS OF BUYER AND SELLER

          (a) Satisfaction of Conditions.  Buyer and Seller shall each use
              --------------------------
commercially reasonable efforts to cause the conditions precedent to Closing to be satisfied and to cause the Closing to occur on or prior to the date set forth in Section 12(a)(ii) hereof. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, and (ii) any failure of Buyer or Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (b) HSR Act. Seller and Buyer have each filed or as soon as
              -------
practicable after the date hereof shall file a Notification and Report Form in accordance with the HSR Act, including all required attachments and submissions, and have paid or will pay all required fees in connection therewith. Seller and Buyer shall make any and all additional filings and submit all information required to be made or submitted under the HSR Act or requested by the Federal Trade Commission (the "FTC") or the U.S. Department of Justice (the "DOJ") with respect to the transactions contemplated hereby. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may require in connection with the preparation of necessary filings or additional submissions under the provisions of the HSR Act. Seller and Buyer shall each inform the other of any communications with representatives of the FTC or DOJ, or any other Governmental Authority with respect to the transactions contemplated by this Agreement. Seller and Buyer shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain early termination of the waiting periods under the HSR Act.

          (c) Access; Records; Bankruptcy Papers. From and after the date
              ----------------------------------
hereof, representatives of Buyer shall have the right, upon reasonable notice and at reasonable times to visit and inspect Seller's premises and any other locations at which any of the Assets are located and shall have the right to test, operate and otherwise evaluate the Assets and their condition, provided,
                                                                     --------
that (i) Buyer shall not require Seller to operate the Assets as a whole, and
(ii) Buyer shall not conduct any intrusive testing of the Assets without the consent of Seller and the Banks. From and after the date hereof, Seller shall give Buyer and its authorized representatives, full access to its nonconfidential books and records (and permit Buyer to make copies thereof), as Buyer may reasonably request, permit Buyer to make inspections thereof, and cause Seller's officers and advisors to furnish Buyer with such financial, tax and other operating data and other information as Buyer may reasonably request. Seller hereby agrees that it will retain, until all appropriate statutes of limitation (including any extensions) expire, copies of all tax returns and supporting work schedules and other records or information which may be relevant to such tax returns, except for such tax returns, supporting work schedules and other records which Buyer shall acquire as a consequence of this Agreement (provided, that Seller may elect not to retain any such copies if Seller gives
- ---------
such copies or makes such copies available to Buyer), and that it will not destroy or otherwise dispose of such materials without first providing Buyer with a reasonable opportunity to review and copy such materials. Buyer hereby agrees that it will retain, until all appropriate statutes of limitation (including any extensions) expire, copies of all tax returns and supporting work schedules received from Seller pursuant to this Agreement and other records or information which may be relevant tosuch tax returns (provided, that Buyer may
                                                      --------
elect not to retain any such copies if Buyer gives such copies or makes such copies available to Seller), and that it will not destroy or otherwise dispose of such materials without first providing Seller with a reasonable opportunity to review and copy such materials. After the Closing Date, Buyer shall give Seller and its authorized representatives full access to the books and records acquired as a consequence of this Agreement for purposes of and relating to the prosecution of any claims of Seller under Sections 542-550 of the Bankruptcy Code. Seller will promptly deliver to Buyer copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in Seller's Chapter 11 case relating to this Agreement or the transactions contemplated hereby.

          (d) Operation in the Ordinary Course. Prior to the Closing Date,
              --------------------------------
Seller shall conduct its business only in the ordinary course and consistent with past practice since November 11, 1994. In furtherance of and without limiting the foregoing, (x) Seller shall

          (i) maintain and preserve all of the physical Assets in the same condition as at November 11, 1994, ordinary wear and tear excepted;

          (ii) maintain its books, accounts and records;

          (iii) comply in all material respects with all federal, state, local and other laws, statutes, ordinances, rules, regulations, Orders or other requirements of any Governmental Authority applicable to Seller, the Assets or the Business and perform all of its material obligations under the Assigned Contracts, provided, that Seller shall not be required to pay any
                         --------
     Cure Amounts; and

          (iv) continue to employ the management employees of Seller referred to in a memorandum dated January 30, 1995 from Buyer to Seller (or such other personnel as are satisfactory to Buyer in its sole discretion); and, (y) Seller shall not, without the prior written consent of Buyer:

          (i) except in accordance with their terms, terminate, allow to expire, renew or renegotiate, or default in any of its obligations under any Assigned Contract;

          (ii) sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets, other than Accounts Receivable and Inventory; or

          (iii) agree to or make any commitment to take any actions prohibited by this Section 9(d).

          (e) Exclusivity. From the date hereof and until the earlier of (i) the
              -----------
denial of the Approval Order by the Bankruptcy Court or (ii) the termination of this Agreement, Seller shall not, directly or indirectly, solicit or encourage the making of any inquiries or the making of any offers which are reasonably expected to defeat the purpose of this Agreement including any offer for the purchase of the Assets, provided, however that nothing herein shall preclude
                        --------
Seller from responding to unsolicited inquiries from potential bidders. Seller shall advise Buyer of the identity of any potential bidders.

          (f) Sales Tax.  Unless exempt under Section 1146(c) of the Bankruptcy
              ---------
Code, Seller shall pay any and all sales, transfer or transaction taxes imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement.

          (g) Confidentiality. Prior to the Closing and thereafter, except to
              ---------------
the extent required by applicable law or court order, each of Buyer and Seller shall keep strictly confidential all documents and other communications and information whether written or oral, provided by the other prior to or after execution of this Agreement.

          (h) Compliance With Voluntary Consent Order. The Seller shall comply in all respects with the Voluntary Consent Order and shall provide copies to Buyer of all correspondence, memoranda, notices, statements, schedules, applications, reports, filings with Governmental Authorities and other papers relating to the Voluntary Consent Order.

10. CONDITIONS TO BUYER'S OBLIGATION TO EFFECT CLOSING

          The obligation of Buyer to effect the Closing shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer:

          (a) Representations and Warranties and Covenants.  (i)  The
              --------------------------------------------
representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at each such time, (ii) Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by Seller on or before the Closing, and (iii) Seller shall have delivered to Buyer at the Closing certificates, dated the Closing Date, signed by the Chief Executive Officer, the President or any Vice President of Seller certifying as to compliance with clauses (i) and (ii) above and as to compliance with Section 10(f).

          (b) Effectiveness of the Scheduling Order and Approval Order.  The
              --------------------------------------------------------
Bankruptcy Court shall have entered the Approval Order, 10 days shall have elapsed since the Approval Order was entered (provided, that if the tenth day
                                              --------
after the Approval Order is entered is not a Business Day, such period shall be deemed to have elapsed on the first Business Day following such tenth day), and the effectiveness of the Approval Order and the Scheduling Order shall not have been stayed or, if stayed, such stay shall no longer be in effect.

          (c) No Material Adverse Change. Since November 11, 1994, there shall
              --------------------------
not have been any material adverse change in the condition of the fixed assets of the Seller.

          (d) No Litigation. There shall not be any Order, litigation, action or
              -------------
proceeding pending or threatened to be brought before any Governmental Authority seeking to enjoin, restrain or prohibit the transactions contemplated hereby or claiming damages in a substantial or undetermined amount in respect of this Agreement and the transactions contemplated hereby.

          (e) Compliance with HSR Act. Any applicable waiting period under the
              -----------------------
HSR Act shall have expired or been terminated.

          (f) Compliance With Scheduling Order; Notice. Seller shall have
              ----------------------------------------
complied with all requirements of the Scheduling Order, including the notice requirements provided therein, and Seller shall have provided copies of any notices given pursuant to the Scheduling Order to all Governmental Authorities set forth on Schedule 10(f).
             --------------

          (g) Opinion of Seller's Counsel. Buyer shall have received an opinion
              ---------------------------
of Gentry, Tipton, Kizer & Little, P.C., Seller's bankruptcy counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit D.
                                                           ---------

          (h) Good Standing Certificates; Secretary's Certificate.  The Seller
              ---------------------------------------------------
shall have furnished to Buyer:

                (i) a certificate of corporate existence and a copy of the certificate of incorporation of Seller (or other organizational instrument), certified as of a recent date by the Secretary of State of Tennessee; and

                (ii) a certificate of the Secretary or an Assistant Secretary of Seller certifying as to (A) a copy of the resolutions adopted by the Board of Directors of Seller to authorize the execution, delivery and performance of this Agreement, and (B) the incumbency and signatures of Seller's officers executing this Agreement and any documents executed at the Closing.

          (i) Consents. Those authorizations, consents or approvals of (A) any
              --------
and all Governmental Authorities and (B) other third parties identified as conditions precedent on Schedule 7(b), shall have been obtained and shall be in
                        -------------
full force and effect.

          (j) Compliance With Environmental and other Laws.  Buyer shall have
              ---------------------------------------------
completed a Phase I environmental audit with respect to the Assets (and such additional investigation as Buyer determines is necessary or advisable based on the results of such Phase I environmental audit after obtaining any consent required by Section 9(c)), and the results of such environmental audit and additional investigation shall be satisfactory to Buyer in all respects, and Buyer shall be reasonably satisfied that the Assets and the Business may be operated in substantially the same manner as operated prior to November 11, 1994 (other than the operation of the meltshop) and in material compliance with all laws including environmental and occupational safety laws.

          (k) Permits. Buyer shall be satisfied that it has obtained all Permits
              -------
(temporary or otherwise) necessary to own and operate the Business and/or the Assets in the same manner as operated prior to November 11, 1994 (other than the operation of the meltshop).

          (l) Real Property.  Buyer shall have obtained a survey of the Real
              -------------
Property identifying the location of the easements set forth on the Title Commitment attached as Schedule 1(c) and Buyer shall be reasonably satisfied
                       -------------
that the locations of such easements do not materially detract from the value or use of the Real Property. In addition, title insurance shall be issuable on the Real Property pursuant to the Title Commitment attached as Schedule 1(a),
                                                           -------------
subject only to the permitted exceptions identified thereon.

11. CONDITIONS TO SELLER'S OBLIGATION TO EFFECT CLOSING

          The obligation of Seller to effect the Closing shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived jointly by Seller and the Banks:

          (a) Representations and Warranties.  (i)  The representations and
              ------------------------------
warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at each such time, (ii) Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by Buyer on or before the Closing, and (iii) Buyer shall have delivered to Seller at the Closing certificates, dated the Closing Date, signed by the Chief Executive Officer, the President or any Vice President of Buyer certifying as to compliance with clauses (i) and (ii) above.

          (b) Effectiveness of Approval Order.  The Bankruptcy Court shall have
              -------------------------------
entered the Approval Order, 10 days shall have elapsed since the Approval Order was entered (provided, that if the tenth day after the Approval Order is entered
             --------
is not a Business Day, such period shall be deemed to have elapsed on the first Business Day following such tenth day), and the effectiveness of the Approval Order shall not have been stayed or, if stayed, such stay shall no longer be in effect.

          (c) Compliance with HSR Act. Any applicable waiting period under the
              -----------------------
HSR Act shall have expired or been terminated.

          (d) No Litigation. There shall not be any Order, litigation, action or
              -------------
proceeding pending or threatened to be brought before any Governmental Authority seeking to enjoin, restrain or prohibit the transactions contemplated hereby or claiming damages in a substantial or undetermined amount in respect of this Agreement and the transactions contemplated hereby.

          (e) Opinion of Buyer's Counsel. Seller shall have received an opinion
              --------------------------
of Kaye, Scholer, Fierman, Hays & Handler, Buyer's counsel, dated the
Closing Date, substantially in the form attached hereto as Exhibit E.
                                                           ---------

           (f) Good Standing Certificates; Secretary's Certificate. The Buyer
               ---------------------------------------------------
shall have furnished to Seller:

           (i) a certificate of good standing and a copy of the certificate of incorporation of each of Buyer and Parent, certified as of a recent date by the Secretary of State of Delaware; and

           (ii) a certificate of the Secretary or an Assistant Secretary of Buyer certifying as to (A) a copy of the resolutions adopted by the Board of Directors of Buyer to authorize the execution, delivery and performance of this Agreement, and (B) the incumbency and signatures of each of Buyer's and Parent's officers executing this Agreement and any documents executed at the Closing.

12. TERMINATION; EFFECT OF TERMINATION

            (a) Termination. This Agreement may be terminated before the Closing
                -----------
occurs only as follows:

            (i) By written agreement of Seller, the Banks and Buyer at any time.

            (ii) By Buyer or by Seller (with the consent of the Banks or by order of the Bankruptcy Court), by notice to the other, if the Closing shall not have occurred for any reason on or before April 7, 1995.

            (iii) By Buyer, by notice to the Seller and the Banks, if one or more of the conditions specified in Section 10 is not satisfied on the Closing Date or if satisfaction of such a condition is or becomes impossible.

            (iv) By Seller (with the consent of the Banks or by order of the Bankruptcy Court), by notice to Buyer, if one or more of the conditions specified in Section 11 is not satisfied on the Closing Date or if satisfaction of such a condition is or becomes impossible.

            (v) By Buyer, if the Approval Order has not been entered by March 3, 1995, or if, prior to such date, the Bankruptcy Court approves another transaction involving the sale or other transfer of any of the Assets to a third party.

            (b) No Further Liability. If this Agreement is terminated by either
                --------------------
or both of Seller and Buyer pursuant to this Section 12, neither party shall have any further obligation or liability under this Agreement except as provided in this Section 12 and except for those provisions expressly provided to survive the termination hereof, including Sections 12(c) and 17(k).

            (c) Deposit.  If the Closing does not occur or this Agreement is
                -------
terminated, the Deposit shall be paid to Buyer in accordance with the Escrow Agreement, provided, that if the Closing does not occur because of a failure to
           --------
perform by Buyer after all conditions to Closing have been satisfied, the Deposit shall be paid to Seller in accordance with the Escrow Agreement.

13. EMPLOYEES

          Buyer undertakes no obligation to offer employment to any of Seller's employees, nor does Buyer assume any collective bargaining agreement, employment contract, or other obligation, commitment, or liability of any kind with respect to Seller's employees which has arisen or may arise from their employment with Seller or the termination of that employment by Seller (including any obligations or payments required of Seller under the Workers Adjustment and Retraining Notification Act of 1988, as amended, and any liability or obligation of Seller under any of Seller's Benefit Plans).

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

          (a) Survival of Representations and Warranties. The representations
              ------------------------------------------
and warranties of Seller and Buyer made pursuant to this Agreement shall survive until one year following the Closing Date (the "Survival Termination Date").

          (b) Indemnification by Seller. Seller shall indemnify and hold
              -------------------------
harmless Buyer, and shall reimburse Buyer for, any Loss arising from or in connection with (i) any inaccuracy in any of the representations and warranties of Seller in this Agreement or in any certificate delivered by Seller pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (ii) any failure by Seller to perform or comply with any agreement in this Agreement, (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on their behalf) in connection with any of the transactions contemplated hereby or (iv) any liabilities or obligations of Seller which are not Assumed Obligations.

          (c) Indemnification by Buyer and Parent. Buyer and Parent shall
              -----------------------------------
indemnify and hold harmless Seller and shall reimburse Seller for, any Loss arising from or in connection with (i) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (ii) any failure by Buyer to perform or comply with any agreement in this Agreement, or
(iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby. The obligations of Buyer and Parent under this Section 14(c) shall be joint and several.

          (d) Procedure for Indemnification with respect to Direct Claims.  (i)
              -----------------------------------------------------------
Except as provided in subsection (ii) below, (x) in the event that Buyer shall have a claim for indemnification by Seller pursuant to Section 14(b), Buyer shall have until the Survival Termination Date to make such claim against Seller, and (y) the liability of Seller for any such claim shall be limited to the Holdback Amount and shall be payable as provided in the Escrow Agreement.

          (ii) Notwithstanding subsection (i) above, in the event that Buyer shall have a claim for indemnification by Seller arising from or in connection with the remediation required to be performed under the Voluntary Consent Order, Buyer shall have until such date as the Tennessee Department of Environment and Conservation shall have issued a Letter of Completion pursuant to Section XV.K. of the Voluntary Consent Order (the "Environmental Claim Termination Date") in order to make such claim against Seller. The liability of Seller for any such claim shall be limited to the Holdback Amount and shall be payable as provided in the Escrow Agreement.

          (iii) Buyer shall make any claim for indemnification by Seller under this Section 14 by sending to Seller a written notice specifying the nature of the claim and the dollar amount of Loss incurred by Buyer for which indemnification is sought. The Escrow Agent shall pay to the Buyer out of the Holdback Amount in accordance with the Escrow Agreement the amount of the Loss as determined in accordance with the Escrow Agreement.

          (iv) In the event that Seller shall have a claim for indemnification by Buyer pursuant to Section 14(c), Seller shall have until the Survival Termination Date to make such claim against Buyer by sending Buyer a written notice specifying the nature of the claim and the dollar amount of loss incurred by Seller for which indemnification is sought.

          (e) Procedure for Indemnification with respect to Third Party Claims.
              ----------------------------------------------------------------
Promptly after receipt by an indemnified party under Section 14(b) or (c) of notice of the commencement or assertion of any action or proceeding, demand or claim (each an "Action"), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement or assertion thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense or settlement of such Action is prejudiced thereby. In case any such Action shall be brought or asserted against an indemnified party and it shall give notice to the indemnifying party of the commencement or assertion thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an Action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person by the indemnified party and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such Action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an Action may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Action, but the indemnifying party shall not be bound by any determination of an Action so defended or any compromise or settlement thereof effected without its consent.

          (f) Limitation on Indemnification.  Buyer shall not be entitled to
              -----------------------------
indemnification under Section 14(b)(i) by Seller with respect to any claims until the aggregate Loss suffered by Buyer arising from or in connection with all such claims exceeds $150,000, whereupon Buyer shall be entitled to indemnification hereunder for the entire amount of aggregate Loss arising therefrom. Seller shall not be entitled to indemnification under Section 14(c)(i) by Buyer with respect to any claims until the aggregate loss suffered by Seller arising from or in connection with all such claims exceeds $150,000, whereupon Seller shall be entitled to indemnification hereunder to the entire amount of aggregate loss arising therefrom.

15. JURISDICTION

          The parties agree that the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof.

16. COLLECTION OF ACCOUNTS RECEIVABLE; MAIL

          (a) General. If, following the Closing, Buyer or Seller shall collect
              -------
any accounts receivable belonging to, or receive any mail that was intended for, the other party, the party collecting such accounts receivable, or receiving such mail, shall hold the same in trust and, in the case of accounts receivable, shall promptly pay the same over to the party entitled thereto and, in the case of mail, deliver such mail to the party for which it is intended (in the case of mail intended for Seller, Buyer shall deliver such mail to Seller's counsel), and shall not be entitled to apply any of such funds against any amounts due from the party entitled to such accounts receivable.

          (b) Accounts Receivable Outstanding on the Closing Date. To the extent that any of Seller's accounts receivable remain outstanding on the Closing Date, Buyer shall use commercially reasonable efforts to collect such accounts receivable. Any funds collected by Buyer in respect of any account receivable owed by an account debtor and not tied to a particular invoice shall be applied to satisfy the oldest invoice on the books of the Business (whether Buyer's or Seller's) with respect to such account debtor; provided, however that no funds
                                               --------
will be applied against a non-designated invoice as to which Buyer has been informed there exists a good faith dispute. To the extent that accounts receivable outstanding on the Closing Date would be considered delinquent under Parent's then existing credit and collection policy ("Parent's Collection Policy") and such delinquency does not result from a good faith dispute over such account receivable between Seller and the account debtor, Buyer will exercise on behalf of the Seller such remedies as the Parent would exercise if such account were its own account, including refusing to ship additional products to the account debtor if such refusal would be appropriate under Parent's Collection Policy. To the extent that Buyer has been informed that there is a good faith dispute over an account receivable between Seller and an account debtor, Seller shall promptly inform Buyer. Buyer shall have the right to assign the account receivable subject to the dispute to Seller and thereafter shall have no obligations under this Section 16(b) with respect to such account debtor. In addition, Seller shall have the right to have any account receivable assigned to it and thereafter Buyer shall have no obligations under this Section 16(b) with respect to such account debtor. From the Closing Date until 30 days thereafter, any amounts collected in respect of accounts receivable outstanding on the Closing Date shall be reflected on the Closing Date Schedule in accordance with Schedule 3(b). Following 30 days after the Closing Date, any
                -------------
amounts collected in respect of accounts receivable outstanding on the Closing Date shall be promptly paid by Buyer to Seller. Buyer shall provide Seller with reasonable access to its books and records, regarding accounts receivable for purposes of this Section 16(b).

17. MISCELLANEOUS

          (a) Notices.  All notices, requests, demands, consents and other
              -------
communications required or permitted under this Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other party in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee.

          If to Buyer or Parent, to it at:

               River Road
               La Place, Louisiana  70068
               Attention:  Jerry Pitts, President
                          and to Richard Gonzalez,
                          Chief Financial Officer
               Telecopier No.:  (504) 652-0498

          with a copy to:

               Kaye, Scholer, Fierman, Hays & Handler
               425 Park Avenue
               New York, New York  10022
               Attention:  Rory A. Greiss, Esq.
               Telecopier No.: (212) 836-8689

          If to Seller, to it at:

                P.O. Box 328
               Rockwood, Tennessee 37854
               Attention:  Morton I. Michelson
                         President and Chief Executive Officer
               Telecopier No.: (615) 882-5540

               Federal Express Address:
               -----------------------

               2404 South Roane Street
               Harriman, Tennessee  37748

          with a copy to:

               Gentry, Tipton Kizer & Little, P.C.
               Suite 2610, Plaza Tower
               Knoxville, Tennessee 37929
               Attention: W. Morris Kizer, Esq.
               Telecopier No: (615) 523-7315

          If to NationsBank, at:

               100 North Tryon Street
               Charlotte, North Carolina 28255
               Attention: Charles A. Kerr
                         Senior Vice President
               Telecopier No.: (704) 386-1759

          with a copy to:

               Baker, Donelson Bearman & Caldwell, P.C.
               One Republic Center
               633 Chestnut Street
               Chattanooga, Tennessee  37450-1800
               Attention: Richard B. Gossett, Esq.
               Telecopier No.: (615)-756-3454

          If to Bankers Trust, at:

               14 Wall Street, 3rd Floor
               New York, New York 10005
               Attention: Albert L. Fischetti
                         Senior Vice President
               Telecopier No.: (212) 618-2631

          with a copy to:

               Baker, Donelson Bearman & Caldwell, P.C.
               One Republic Center
               633 Chestnut Street
               Chattanooga, Tennessee  37450-1800
               Attention: Richard B. Gossett, Esq.
               Telecopier No.: (615)-756-3454

          (b) Public Announcements. No public release or announcement concerning
              --------------------
the transactions contemplated hereby shall be issued by Buyer or Seller without the prior consent (which shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange.

          (c) Entire Agreement.  This Agreement and the instruments, agreements,
              ----------------
exhibits and other documents contemplated hereby supersede all prior discussions and agreements between the parties with respect to the matters contained herein, and this Agreement and the instruments, agreements and other documents contemplated hereby contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

          (d) Further Assurances.  After the Closing, each of the parties hereto
              ------------------
shall hereafter, at the reasonable request of the other party hereto, execute and deliver such other instruments of transfer or assumption and further documents and agreements, and do such further acts and things as may be necessary or expedient to carry out the provisions of this Agreement.

          (e) Waiver. Any term or condition of this Agreement may be waived at
              ------
any time by the party thereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same of any other breach on a future occasion.

          (f) Amendment.  Except as otherwise expressly provided herein, this
              ---------
Agreement may be amended only by a writing signed by all the parties hereto.

          (g) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (h) Binding Agreement; Assignment; No Third Party Beneficiaries.  This
              -----------------------------------------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto, without the prior written consent of the other parties, provided, that Buyer may assign this Agreement in whole or in
                   --------
part to any of its Subsidiaries, to any of the Subsidiaries of Parent and/or to Parent. Any purported assignment without such consent shall be void. This Agreement is not made for the benefit of any third party (including any non-Seller parties to the Assigned Contracts), and no third party shall be deemed to be a beneficiary hereof.

          (i) Governing Law. This Agreement shall be governed by the internal
              -------------
laws of the State of Tennessee, without regard to the conflicts of laws principles thereof.

          (j) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and should not be deemed a part of this Agreement.

          (k) Expenses.  In the event that the Assets are sold, or otherwise
              --------
disposed of, to an entity other than Buyer, Seller shall reimburse Buyer upon application and approval of the Bankruptcy Court an amount up to $1 million for all reasonable and necessary expenses incurred by Buyer in connection with its offer to purchase the Assets, which expenses shall be paid out of the proceeds from the sale of the Assets prior to satisfying any Liens thereon.

          (l)   Brokers.  The parties hereto represent and warrant to each other
                -------
that they have not employed or dealt with any broker or finder in connection with any transactions contemplated by this Agreement.

          (m)  Bank Representative.  The Banks hereby designate Albert L.
               -------------------
Fischetti as the representative of the Banks (the "Bank Representative") for purposes of giving any consent or notice or taking any other action required or permitted to be taken by the Banks hereunder. The Bank Representative shall have exclusive authority to give any such consent or notice or take such action. The Buyer and the Parent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished by the Bank Representative under this Agreement and believed by the Buyer or Parent, as the case may be, to be genuine. The Banks may designate a successor Bank Representative by giving notice to the Seller, Buyer and Parent in accordance with the notice provisions of Section 17(a).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                         SELLER:

                         TENNESSEE VALLEY STEEL CORPORATION


                         By: /s/ Morton I. Michelson
                             __________________________________
                             Name:  MORTON I. MICHELSON
                             Title: CHAIRMAN OF THE BOARD

                         BUYER:

                         TV ACQUISITION CORP.


                         By: /s/ Jerry M. Pitts
                             __________________________________
                             Name:  JERRY M. PITTS
                             Title: PRESIDENT, COO

                         PARENT:

                         BAYOU STEEL CORPORATION


                         By: /s/ Jerry M. Pitts
                             __________________________________
                             Name:  JERRY M. PITTS
                             Title: PRESIDENT, COO

                         THE BANKS:

                         BT COMMERCIAL CORPORATION


                         By: /s/ Albert L. Fischetti
                             __________________________________
                             Name:  ALBERT L. FISCHETTI
                             Title: SR. V.P.

                         NATIONSBANK, N.A. (CAROLINAS)


                         By: /s/ John F. Register
                             __________________________________
                             Name:  JOHN F. REGISTER
                             Title: VICE PRESIDENT

                                                              EXHIBIT B TO ASSET
                                                              PURCHASE AGREEMENT
                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of January 30, 1995, among TENNESSEE VALLEY STEEL CORPORATION, a Tennessee corporation, having an office at P.O. Box 328, Rockwood, Tennessee 37854 ("Seller"), TV ACQUISITION CORP., a Delaware corporation, having an office at c/o Bayou Steel Corporation, P.O. Box 5000, La Place, Louisiana 70069-1156 ("Buyer"), BAYOU STEEL CORPORATION, a Delaware corporation, having an office at P.O. Box 5000, La Place, Louisiana 70069-1156 ("Parent"), BT COMMERCIAL CORPORATION, a Delaware corporation, having an office at 14 Wall Street, New York, New York 10005 ("Bankers Trust"), NATIONSBANK, N.A. (CAROLINAS), a national banking association, having an office at 100 North Tryon Street, Charlotte, North Carolina 28255 ("NationsBank," and together with Bankers Trust, the "Banks"), and CHEMICAL BANK, with offices at 450 West 33rd Street, New York, New York 10001, as escrow agent (the "Escrow Agent").


                                R E C I T A L S:


          The parties (other than the Escrow Agent) have entered into an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which, among other things, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller substantially all of the assets and certain contract rights of Seller. This Agreement is the Escrow Agreement referred to in the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. APPOINTMENT AND DEPOSIT OF FUNDS.

          (a) Appointment. Seller and Buyer hereby appoint the Escrow Agent to
              -----------
act as escrow agent, and the Escrow Agent accepts such appointment, all on the terms and subject to the conditions contained in this Agreement.

          (b) Deposit of Escrow Fund. Within one Business Day after entry of the
              ----------------------
Approval Order by the Bankruptcy Court, Buyer shall pay to the Escrow Agent the sum of $1,000,000 (the "Deposit"). On the date (the "Closing Date") of the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), Buyer shall pay to the Escrow Agent the sum of $8,500,000 (such sum, together with the Deposit, being referred to herein as the "Escrow Fund").

          (c) Safeguarding of Funds; Investment. The Escrow Agent hereby agrees
              ---------------------------------
to as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. Until disbursement of the entire Escrow Fund, it shall be invested by the Escrow Agent in an interest bearing account at Chemical Bank (or such other financial institution identified to the Escrow Agent by written notice from Buyer and Seller).

          2.      DELIVERY AND RELEASE OF ESCROW FUND PRIOR TO CLOSING.

          (a)  On Buyer Breach.  Upon receipt of a notice (a "Seller Termination
               ---------------
Notice") from Seller or the Banks prior to the Closing to the effect that the date provided in Section 12(a)(ii) of the Purchase Agreement has occurred and the conditions set forth in Section 10 of the Purchase Agreement have been satisfied, but the Buyer has not performed the obligations required to be performed by it at the Closing, the Escrow Agent shall promptly give a copy of such notice to Buyer and Parent. If either the Buyer or Parent disagrees with any item set forth in the Seller Termination Notice, it shall give notice of such disagreement (a "Buyer Notice of Disagreement") to the Escrow Agent (with a copy to Seller and the Banks). If the Escrow Agent does not receive a Buyer Notice of Disagreement within 10 days after giving notice to the Buyer and Parent of the Seller Termination Notice, the Escrow Agent shall pay the Deposit, together with any interest or other earnings thereon to Seller (or such other party or parties as the Bankruptcy Court may direct). If the Escrow Agent receives a Buyer Notice of Disagreement, (i) Buyer, Parent, Seller and the Banks shall use their best efforts to resolve such disagreement, provided, that,
                                                           --------
failing resolution of such disagreement within 10 days of Buyer's or Parent's giving the Buyer Notice of Disagreement, the matter shall be submitted to the Bankruptcy Court for resolution, and (ii) the Escrow Agent shall refrain from taking any action until such time as it receives notice in accordance with
Section 4(e) hereof.

          (b)  On Other Termination.  Upon receipt of a notice (a "Buyer
               --------------------
Termination Notice") from Buyer or Parent to the effect that the Purchase Agreement has been terminated without the occurrence of the Closing under circumstances other than those set forth in Section 2(a) hereof, the Escrow Agent shall promptly give a copy of such notice to Seller and the Banks. If either of the Seller or the Banks disagrees with any item set forth in the Buyer Termination Notice, it shall give notice of such disagreement (a "Seller Notice of Disagreement") to the Escrow Agent (with a copy to Buyer and Parent). If the Escrow Agent does not receive a Seller Notice of Disagreement within 10 days after giving notice to the Seller and the Banks of the Buyer Termination Notice, the Escrow Agent shall pay the Deposit, together with any interest or other earnings thereon, to Buyer. If the Escrow Agent receives a Seller Notice of Disagreement, (i) Buyer, Parent, Seller and the Banks shall use their best efforts to resolve such disagreement, provided, that, failing resolution of such
                                      --------
disagreement within 10 days of Seller's or the Bank's giving the Seller Notice of Disagreement, the matter shall be submitted to the Bankruptcy Court for resolution, and (ii) the Escrow Agent shall refrain from taking any action until such time as it receives notice in accordance with Section 4(e) hereof.

        3.   DELIVERY AND RELEASE OF ESCROW FUND POST-CLOSING.

        (a)  Payment of Adjusted Purchase Price.  Upon receipt of a notice from
             ----------------------------------
Buyer, Parent, Seller and the Banks stating (i) that the Closing has been consummated, (ii) that the Adjusted Purchase Price has been determined in accordance with Section 3(b) of the Purchase Agreement, and (iii) the amount of the Adjusted Purchase Price, the Escrow Agent shall pay an amount equal to the Adjusted Purchase Price less (x) the Closing Payment, (y) all Cure Amounts and
(z) $3,000,000 to be retained and disbursed in accordance with Section 3(b) and 3(c) hereof ((z) being referred to herein as the "Holdback Amount"), together with interest or other earnings on such amount, to the Seller (or such other party or parties as the Bankruptcy Court may direct). Simultaneously with the payment in accordance with the preceding sentence, any remaining portion of the Escrow Fund (other than the Holdback Amount) shall be paid to Buyer.

          (b) Claims by Buyer for Indemnification by Seller.  Upon receipt from
              ---------------------------------------------
Buyer of a notice that Buyer has a claim for indemnification pursuant to Section 14 of the Purchase Agreement, and specifying the nature of the claim and the dollar amount of the Loss incurred by Buyer for which indemnification is sought, the Escrow Agent shall give notice to Seller and the Banks, and, unless within 15 days thereafter the Escrow Agent receives from Seller or the Banks a notice (an "Indemnification Dispute Notice") disputing such claim, the Escrow Agent shall promptly pay the amount of the specified Loss to Buyer. If an Indemnification Dispute Notice is given with respect to a claim, (i) the parties shall use their best efforts to resolve such dispute, provided, that, failing
                                                      --------
resolution of such dispute within 10 days of receipt by the Escrow Agent of the Indemnification Dispute Notice, the matter shall be submitted to the Bankruptcy Court for resolution, and (ii) the Escrow Agent shall refrain from taking any action until such time as it receives notice in accordance with Section 4(e) hereof.

          (c) Disbursement of Remaining Escrow Fund.  Promptly following the
              -------------------------------------
Survival Termination Date, the Escrow Agent shall pay the excess, if any, of the amount of the Escrow Fund over $2,000,000 to the Seller (or such other party or parties as the Bankruptcy Court may direct), less any amounts subject to a pending claim for indemnification pursuant to Section 3(b), which amounts, together with interest or other earnings thereon, shall, upon resolution of such dispute, be disbursed to Buyer, Seller and/or such other parties, as appropriate. Upon receipt from Seller or the Banks of a notice that the Environmental Claim Termination Date has occurred, the Escrow Agent shall give notice to Buyer and Parent, and, unless within 15 days thereafter the Escrow Agent receives from Buyer or Parent a notice (a "Termination Dispute Notice") disputing the occurrence of the Environmental Claim Termination Date, the Escrow Agent shall promptly pay the remaining portion of the Escrow Fund to the Seller (or such other party or parties as the Bankruptcy Court may direct), less any amounts subject to a pending claim for indemnification pursuant to Section 3(b), which amounts, together with interest or other earnings thereon, shall, upon resolution of such dispute, be disbursed to Buyer, Seller and/or such other parties, as appropriate. If a Termination Dispute Notice is given, (i) the parties shall use their best efforts to resolve such dispute, provided, that,
                                                              --------
failing resolution of such dispute within 10 days of receipt by the Escrow Agent of the Termination Dispute Notice, the matter shall be submitted to the Bankruptcy Court for resolution, and (ii) the Escrow Agent shall refrain from taking any action until such time as it receives notice in accordance with
Section 4(e) hereof.

           4.  DUTIES OF ESCROW AGENT.

          (a)  Duties.  Escrow Agent undertakes to perform only such duties as
               ------
are expressly set forth herein. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

          (b)  Reliance by Escrow Agent.  The Escrow Agent may rely and shall be
               ------------------------
protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

          (c)  Limitation of Liability.  Escrow Agent shall not be liable for
               -----------------------
any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto or acting pursuant to an order of the Bankruptcy Court.

          (d)  Successor Escrow Agent.  Escrow Agent may resign and be
               ----------------------
discharged from its duties or obligations hereunder by giving 60 days' prior written notice to Buyer, Seller and the Banks of such resignation, whereupon a successor Escrow Agent shall be appointed by Buyer (subject to the approval of the Seller and the Banks, which approval shall not be unreasonably withheld).

          (e)  Disputes.  In the event of a dispute between the parties as to
               --------
the proper disposition of the Escrow Fund or any other matter contemplated by this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until receipt of written instructions in accordance with this Section 4(e). In the event that Buyer, Parent, Seller and the Banks shall reach a settlement with respect to such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent, including instruction to the Escrow Agent regarding any payment to be made by it from the Escrow Fund. The Escrow Agent shall make payment with respect to any matter under dispute only in accordance with (i) the joint written instruction of Buyer, Parent, Seller and the Banks or (ii) the final determination of the Bankruptcy Court after all appeals have been resolved.

          (f)  Compensation; Indemnification.  Escrow Agent shall be entitled to
               -----------------------------
compensation for the services to be rendered by it hereunder as set forth on
Schedule II. The Buyer and Seller hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any such compensation and/or indemnification to which Escrow Agent is entitled shall be paid from the Escrow Fund.

          (g)  No Action by Escrow Agent.  In the event that the Escrow Agent
               -------------------------
shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by all of the other parties hereto or by the final determination of the Bankruptcy Court after all appeals have been resolved.

          5. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement.

          6. NOTICES. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other party in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee.

          If to Buyer or Parent, to it at:

                c/o Bayou Steel Corporation
                River Road
                La Place, Louisiana 70068
                Attention:  Jerry Pitts, President, and to
                                Richard Gonzalez,
                                Chief Financial Officer
                Telecopier No.:   (504) 652-0498

          with a copy to:

                Kaye, Scholer, Fierman, Hays & Handler
                425 Park Avenue
                New York, New York 10022
                Attention:  Rory A. Greiss, Esq.
                Telecopier No.:  (212) 836-8689

          If to Seller, to it at:

                P.O. Box 328
                Rockwood, Tennessee 37854
                Attention:  Morton I. Michelson
                            President and Chief Executive Officer
                Telecopier No.:  (615) 882-5540

                Federal Express Address:
                -----------------------

                2404 South Roane Street
                Harriman, Tennessee 37748

          with a copy to:

                Gentry, Tipton Kizer & Little, P.C.
                Suite 2610, Plaza Tower
                Knoxville, Tennessee 37929
                Attention:  W. Morris Kizer, Esq.
                Telecopier No:   (615) 523-7315

          If to the Escrow Agent, to it at:

                450 West 33rd Street
                New York, New York 10001
                Attention:  Escrow Administration, 15th Floor
                Telecopier No:   (212) 946-7682

          If to NationsBank, at:

                100 North Tryon Street
                Charlotte, North Carolina  28255
                Attention:  Charles A. Kerr
                            Senior Vice President
                Telecopier No.:  (704) 386-1759

          with a copy to:

                Baker, Donelson Bearman & Caldwell, P.C.
                One Republic Center
                633 Chestnut Street
                Chattanooga, Tennessee  37450-1800
                Attention:  Richard B. Gossett, Esq.
                Telecopier No.:  (615) 756-3454

          If to Bankers Trust, at:

                14 Wall Street, 3rd Floor
                New York, New York  10005
                Attention:  Albert L. Fischetti
                            Senior Vice President
                Telecopier No.:  (212) 618-2631

          with a copy to:

                Baker, Donelson Bearman & Caldwell, P.C.
                One Republic Center
                633 Chestnut Street
                Chattanooga, Tennessee  37450-1800
                Attention:  Richard B. Gossett, Esq.
                Telecopier No.:  (615) 756-3454


          7. TERMINATION. Upon payment of the entire Escrow Fund and any interest or other earnings thereon in accordance with this Agreement, this Agreement and all duties of the Escrow Agent hereunder shall be terminated.

          8. TAX TREATMENT OF ESCROW FUNDS. The Buyer and the Seller shall each provide the Escrow Agent with its tax identification number (TIN) as assigned to it by the Internal Revenue Service. Buyer and Seller agree that, for purposes of federal and other taxes based on income, the party receiving interest or other income with respect to any portion of the Escrow Fund ultimately distributed to such party will be treated as the owner of such portion of the Escrow Fund, and that it will report all income, if any, that is earned on, or derived from, such portion of the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

          9. JURISDICTION. The parties agree that the Bankruptcy Court shall retain jurisdiction to resolve any controversy, claim or dispute arising out of or relating to this Agreement, or the breach thereof and all such controversies, claims or disputes shall be submitted to the Bankruptcy Court. To the extent that any order of the Bankruptcy Court conflicts with this Agreement, such order of the Bankruptcy Court shall control.

          10. DEFINITIONS. As used herein, the following definitions shall apply:

          "Adjusted Purchase Price" means $30,500,000 less adjustments to be
      -----------------------
determined in accordance with Section 3(b) of the Purchase Agreement.

          "Approval Order" means, collectively, orders of the Bankruptcy Court,
           --------------
substantially in the forms attached as Exhibit A and Exhibit A1 to the Purchase
                                       ---------     ----------
Agreement.

                "Bankruptcy Court"
                 ----------------
          means the United States Bankruptcy Court for the Eastern District of Tennessee.

                "Closing Payment" means the amount paid by Buyer to Seller on
                 ---------------
          the Closing Date in accordance with Section 3(a)(ii)(B) of the Purchase Agreement.

                "Cure Amounts" means the amounts required to cure all defaults
                 ------------
           under the contracts to be assigned by Seller to Buyer pursuant to the Purchase Agreement, as such amounts are set forth on Schedule 7(d) to
                                                                -------------
           the Purchase Agreement.


                "Environmental Claim Termination Date" means such date as the
                 ------------------------------------
          Tennessee Department of Environment and Conservation shall have issued a Letter of Completion pursuant to Section XV.K. of the Voluntary Consent Order.

                "Governmental Authority" means any government or any agency,
                 ----------------------
          bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                "Loss" means any cost, damage, injury, diminution in value,
                 ----
          disbursement, expense, liability, loss, claim, deficiency or penalty of any kind or nature, including interest, penalties, and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims.

                "Survival Termination Date" means the date one year following
                 -------------------------
          the Closing Date.

                "Voluntary Consent Order" means the Consent Agreement and Order
                 -----------------------
          by and between the Tennessee Department of Environment and Conservation and Seller and Southern Alloys and Metal Corporation, attached as Exhibit C to the Purchase Agreement.
                      ---------

          11.  MISCELLANEOUS.

          (a)  Waiver.  Any term or condition of this Agreement may be waived at
               ------
any time by the party thereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party.
A waiver on one occasion shall not be deemed to be a waiver of the same of any other breach on a future occasion.

          (b)  Amendment.  Except as otherwise expressly provided herein, this
               ---------
Agreement may be amended only by a writing signed by all the parties hereto.

          (c)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (d)  Binding Agreement.  This Agreement shall be binding upon and
               -----------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (e)  Governing Law.  This Agreement shall be governed by the internal
               -------------
laws of the State of Tennessee, without regard to the conflicts of laws principles thereof.

          (f)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and should not be deemed a part of this Agreement.

          (g)  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding among the parties with respect to its subject matter and may not be modified or terminated orally.

          (h)  Funds Transfer.  All payments by any party hereunder shall be
               --------------
made by means of federal funds wire transfer. In the event funds transfer instructions are given to the Escrow Agent by any intended recipient of funds hereunder (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon
                         -----------------
the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. It is understood that in any funds transfer the Escrow Agent may rely solely upon any account numbers or similar identifying number provided by any intended recipient of funds hereunder to identify (i) such intended recipient, (ii) such intended recipient's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than such intended recipient being paid, or the transfer of funds to a bank other than such intended recipient's bank, or an intermediary bank designated.

          (i)  Bank Representative.  The Banks hereby designate Albert L.
               -------------------
Fischetti as the representative of the Banks (the "Bank Representative") for purposes of giving any consent or notice or taking any action required or permitted to be taken by the Banks hereunder. The Bank Representative shall have exclusive authority to give any consent or notice or take any other action required or permitted to be taken by the Banks hereunder. The Buyer, Parent and the Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished by the Bank Representative under this Agreement and believed by the Buyer, Parent or the Escrow Agent, as the case may be, to be genuine. The Banks may designate a successor Bank Representative by giving notice to the Seller, Buyer, Parent and Escrow Agent in accordance with the notice provisions of Section 6 hereof.

             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                              SELLER:

                              TENNESSEE VALLEY STEEL CORPORATION



                              By: /s/ Morton I. Michelson
                                 _____________________________
                                 Name:  MORTON I. MICHELSON
                                 Title: PRESIDENT, CEO AND
                                        CHAIRMAN OF THE BOARD


                              BUYER:

                              TV ACQUISITION CORP.



                              By: /s/ Jerry M. Pitts
                                 _____________________________
                                 Name:  JERRY M. PITTS
                                 Title: PRESIDENT, COO


                              PARENT:

                              BAYOU STEEL CORPORATION



                              By: /s/ Jerry M. Pitts
                                 _____________________________
                                 Name:  JERRY M. PITTS
                                 Title: PRESIDENT, COO

                              ESCROW AGENT:

                              CHEMICAL BANK



                              By: /s/ John Sciacchitano
                                 _____________________________
                                 Name:  JOHN SCIACCHITANO
                                 Title: VICE PRESIDENT


                              THE BANKS:


                              BT COMMERCIAL CORPORATION



                              By: /s/ Albert L. Fischetti
                                 _____________________________
                                 Name:  ALBERT L. FISCHETTI
                                 Title: SR. V.P.


                              NATIONSBANK, N.A. (CAROLINAS)



                              By: /s/ John F. Register
                                 _____________________________
                                 Name:  JOHN F. REGISTER
                                 Title: VICE PRESIDENT

                                   SCHEDULE 1


                TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S)
               DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS
               -------------------------------------------------



If to Buyer:


  Name                          Telephone Number
  ----                          ----------------

1.  Rusty Sprague               (214) 637-0600

2.  Richard Gonzalez            (504) 652-4900



If to Seller:


  Name                          Telephone Number
  ----                          ----------------

1.  Morton I. Michaelson        (615) 882-5100

2.  W. Morris Kizer             (615) 525-5300



Telephone call-backs shall be made to each of Buyer and Seller if joint instructions are required pursuant to the Agreement.

                                  SCHEDULE II


12.5 basis points of the highest value of collateral held on deposit per annum or any part thereof without proration for partial years, subject to a maximum of $8,500 and a minimum of $5,000 per annum or any part thereof without proration for partial years.